                                                              REGISTRATION NO.

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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                  --------------------------------------------------
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                  --------------------------------------------------
                                      AAR CORP.
                (Exact name of registrant as specified in its charter)

                 DELAWARE                                 36-2334820
      (State or other jurisdiction of                  (I.R.S. Employer
      incorporation or organization)                 Identification No.)

               ONE AAR PLACE                                60191
          1100 N. WOOD DALE ROAD                          (Zip code)
            WOOD DALE, ILLINOIS
 (Address of principal executive offices)

                           AAR CORP. STOCK BENEFIT PLAN
          (FORMERLY KNOWN AS AAR CORP. AMENDED STOCK OPTION AND INCENTIVE
                                       PLAN)
                             (Full title of the plan)

                                HOWARD A. PULSIFER
                    VICE PRESIDENT, GENERAL COUNSEL & SECRETARY
                                   ONE AAR PLACE
                              1100 N. WOOD DALE ROAD
                            WOOD DALE, ILLINOIS   60191
                      (Name and address of agent for service)
                                  (630) 227-2000
           (Telephone number, including area code, of agent for service)


                           CALCULATION OF REGISTRATION FEE

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    TITLE OF         AMOUNT         PROPOSED        PROPOSED        AMOUNT OF
 SECURITIES TO       TO BE          MAXIMUM          MAXIMUM      REGISTRATION
  BE REGISTERED    REGISTERED    OFFERING PRICE     AGGREGATE          FEE
                                    PER UNIT     OFFERING PRICE
                                       (a)             (a)
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  Common Stock,  533,769 shares      $43.75        $23,352,394       $7,080
     $1.00
    par value
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  Common Stock      533,769            (b)             (b)             (b)
    Purchase         rights
     Rights
===============================================================================

(a) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.

(b) Each unit consists of one share of Common Stock and one related Common Stock Purchase Right. The Rights currently are not evidenced by separate certificates and may not be transferred except upon transfer of the related shares. The value attributable to the Common Stock Purchase Rights is reflected in the market price of the Common Stock.

===============================================================================

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                                 GENERAL INSTRUCTIONS

                       E. REGISTRATION OF ADDITIONAL SECURITIES

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement of Registrant on Form S-8, Registration No. 33-26783, filed by the Registrant with the Securities and Exchange Commission on February 1, 1989, registering its Common Stock, $1.00 par value per share, and its Common Stock Purchase Rights, issuable pursuant to the AAR CORP. Stock Benefit Plan (formerly known as the AAR CORP. Amended Stock Option and Incentive Plan), are hereby incorporated by reference.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

All information required in this registration statement not included in the Exhibits attached hereto or set forth on the signature page is set forth in the Registration Statement of the Registrant on Form S-8 (Registration No. 33-26783) which is incorporated herein by reference.

Item 8. Exhibits.

The Exhibits filed herein are set forth on the exhibit index filed as part of this Registration Statement on page 6 hereof.

                                  POWER OF ATTORNEY

KNOWN BY ALL MEN BY THESE PRESENTS, that each of the persons signing this Registration Statement as a director or officer, or both, of AAR CORP., a Delaware corporation, hereby constitutes and appoints Ira A. Eichner, David P. Storch, and Howard A. Pulsifer, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                      SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wood Dale, Illinois, on January 12, 1998.
                              AAR CORP.

                              By:   s/ David P. Storch
                                    ------------------
                                    David P. Storch
                                    President and
                                    Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and effective on the dates indicated.


 SIGNATURE                                     TITLE                                 DATE


 s/ Ira A. Eichner                             Chairman of the Board; Director       January 12, 1998
 ------------------
 Ira A. Eichner

 s/ David P. Storch                            President and Chief Executive         January 12, 1998
 ------------------                            Officer; Director
 David P. Storch                               (Principal Executive Officer)


 s/ Timothy J. Romenesko                       Vice President, Chief Financial       January 12, 1998
 -----------------------                       Officer
 Timothy J. Romenesko                          (Principal Financial and Accounting
                                               Officer)



 s/ A. Robert Abboud                           Director                              January 12, 1998
 --------------------
 A. Robert Abboud



 s/ Howard B. Bernick                          Director                              January 12, 1998
 ---------------------
 Howard B. Bernick


 --------------------                          Director                              January 12, 1998
 Edgar D. Jannotta



 s/ Robert D. Judson                           Director                              January 12, 1998
 ---------------------
 Robert D. Judson


 s/ Erwin E. Schulze                           Director                              January 12, 1998
 ----------------------
 Erwin E. Schulze



 s/ Joel D. Spungin                            Director                              January 13, 1997
 -----------------------
 Joel D. Spungin



 s/ Lee B. Stern                               Director                              January 12, 1998
 ----------------------
 Lee B. Stern


 s/ Richard D. Tabery                          Director                              January 12, 1998
 ----------------------
 Richard D. Tabery





                           EXHIBIT INDEX

         Item                                  Exhibits


 4.   Instruments      4.1  Instruments defining the rights of security holders
      defining the          are hereby incorporated by reference as Exhibits to
      rights of             the Registrant's Annual Report on Form 10-K for the
      security              fiscal year ended May 31, 1997.
      holders

                       4.2 Third Amendment to AAR CORP. Stock Benefit Plan dated May 6, 1997 is hereby incorporated by reference as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended November 30, 1997.

 5.   Opinion re       5.1  Opinion of Mr. Howard A. Pulsifer, Vice President,
      legality              General Counsel and Secretary (filed herewith, Page
                            7).


 23.  Consents         23.1 Consent of KPMG Peat Marwick LLP (filed herewith,
                            Page 8).

                       23.2 Consent of Mr. Howard A. Pulsifer, Vice President,
                            General Counsel and Secretary (contained in opinion referred to in Exhibit 5)


 24.  Power of         The Power of Attorney immediately precedes the signature
      Attorney         page hereof (filed herewith, Page 4).